Exhibit 99.3

U.S. Holders

Deemed Distributions on the Offered Shares

Under Section 305 of the Code, U.S. holders may be treated as receiving a deemed dividend on the Offered Shares upon an increase in the liquidation preference of the Offered Shares. The matter is not entirely clear, and if our board of directors does not declare a distribution on the Offered Shares in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the Offered Shares. Furthermore, if the Offered Shares is issued at a discount to its liquidation preference, it may be subject to rules that require the accrual of such discount currently over deemed term of the Offered Shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. In addition, the liquidation preference of the Perpetual Strike Preferred Stock is subject to adjustment in the manner described in the certificate of designations, which adjustment may give rise to a deemed distribution to holders of the Offered Shares. Although the matter is not entirely clear, we believe any such adjustment of liquidation preference in the manner described in the certificate of designations or any such a deferred dividend or discount should not be treated as giving rise to a deemed distribution on the Offered Shares, but in light of this uncertainty, the IRS or an applicable withholding agent could take a contrary position.

In each case of the foregoing, if the IRS or an applicable withholding agent takes a contrary position, you may be required to include a deemed dividend in income currently with respect to the Offered Shares even though you have not received a cash payment. Further, because deemed distributions received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because the U.S. holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against, or an applicable withholding agent may withhold such taxes from, payments of cash or shares of common stock payable to the U.S. holder, or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration).

Non-U.S. Holders

Deemed Distributions on the Offered Shares

As described above under “U.S. Holders—Deemed Distributions on the Offered Shares,” upon an adjustment to the liquidation preference of the Offered Shares, or if our board of directors does not declare a distribution on the Offered Shares in respect of any dividend period before the related dividend payment date or the Offered Shares were issued at a discount, the holder may be treated as receiving a deemed distribution. Furthermore, as described above under “U.S. Holders—Adjustment of Conversion Rate,” adjustments in the conversion rate (or failures to adjust the conversion rate) of Perpetual Strike Preferred Stock that result in an increase in the proportionate interest of a non-U.S. holder in our assets or earnings and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under “—Distributions.” If we (or an applicable withholding agent) pay withholding on behalf of a non-U.S. holder (because such non-U.S. holder failed to establish an exemption from dividend withholding), we (or an applicable withholding agent) may set off such payments against, or withhold such taxes from, shares of common stock payable to such holder or current or subsequent payments of cash, or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration).

Multiple Issuances of Perpetual Strike Preferred Stock – Effect of Fungible Trading

Extraordinary Dividends

If any shares of Perpetual Strike Preferred Stock are issued at a price that exceeds their liquidation preference, such shares of Perpetual Strike Preferred Stock would constitute “disqualified preferred stock” for purposes of the extraordinary dividend rules. The liquidation preference of the Perpetual Strike Preferred Stock is subject to adjustment in the manner described in the certificate of designations, which adjustment may be taken into account for purposes of disqualified preferred stock determination. Even if your Offered Shares is not issued at such a price, due to fungible trading of the Perpetual Strike Preferred Stock, your Offered Shares may be considered disqualified preferred stock unless you can clearly demonstrate that you purchased the Offered Shares in an offering other than one in which shares of Perpetual Strike Preferred Stock are issued at a price that exceeds their liquidation preference. If the Offered Shares held by a corporate U.S. holder were considered disqualified preferred stock (including because such shares are indistinguishable from other shares of Perpetual Strike Preferred Stock that are disqualified preferred stock) for any dividend received, the holder generally will be required to reduce its tax basis (but not below zero) in the Offered Shares with respect to which the dividend is received by the non-taxed portion of the dividend. Please also review the discussion above under “U.S. Holders—Distributions” for a discussion of extraordinary dividends.

Fast-Pay Stock Regulations

Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant) (for such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the Perpetual Strike Preferred Stock) or is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.

The determination of whether stock is fast-pay stock is based on all the facts and circumstances. To determine if it is fast-pay stock, stock is examined when issued, and, for stock that is not fast-pay stock when issued, when there is a significant modification in the terms of the stock or the related agreements or a significant change in the relevant facts and circumstances. The relevant tax regulations do not indicate the types of significant changes in facts and circumstances that are intended to give rise to such a determination.

We do not intend to issue any shares of Perpetual Strike Preferred Stock that would be treated as fast-pay stock, and we do not believe that we structured any Offered Shares, or will structure any Additional Shares, such that dividends paid by us with respect to the Perpetual Strike Preferred Stock will be economically a return of a stockholder’s investment. Moreover, we have obtained, and we intend to obtain in the future, advice of counsel in connection with offerings of Perpetual Strike Preferred Stock for the purpose of analyzing the consequences of issuing such shares, including in light of any legal developments regarding the definition of fast-pay stock.

It is possible, however, that Offered Shares or Additional Shares may be issued at a premium above their liquidation preference. As the liquidation preference of the Perpetual Strike Preferred Stock is subject to adjustment in the manner described in the certificate of designations, and based on the expected overall circumstances of an offering of the Offered Shares or Additional Shares, it is generally not expected that any Offered Shares or Additional Shares would be issued at such a level of premium above their liquidation preference at the time of sale of the Offered Shares or Additional Shares so as to implicate the fast-pay stock rules. Nonetheless, there may be increased risk that the IRS could assert that such Offered Shares or Additional Shares constitutes fast-pay stock.

Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to any Perpetual Strike Preferred Stock, we intend to provide public notice to the applicable holders of the Perpetual Strike Preferred Stock, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.

Notwithstanding our intent not to issue Perpetual Strike Preferred Stock that would be fast-pay stock, the rules regarding the definition of fast-pay stock are unclear in certain respects and, therefore, the IRS could disagree with our determination and treat Offered Shares or Additional Shares as fast-pay stock. In addition, as discussed above under “—Multiple Issuances of Perpetual Strike Preferred Stock—Effect of Fungible Trading,” the treatment of any shares of Perpetual Strike Preferred Stock as fast-pay stock could affect other shares of Perpetual Strike Preferred Stock if all such shares are indistinguishable with each other because they have the same CUSIP or other identifying number. Accordingly, even if your Offered Shares are not fast-pay stock, if the IRS treated any shares of Perpetual Strike Preferred Stock as fast-pay stock, you might be required to demonstrate to the IRS that you purchased your Offered Shares in a different issuance in order to avoid fast-pay stock treatment.

Furthermore, treatment of any shares of Perpetual Strike Preferred Stock as fast-pay stock could adversely affect the trading price of all shares of Perpetual Strike Preferred Stock. Accordingly, holders are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the Offered Shares.